SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 24, 2004
(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228

(State of other jurisdiction or incorporation or organization)	(Commission File Number)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

65-0507804

(IRS Employer Identification No.)

(954) 760-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

     On June 24, 2004, BankAtlantic Bancorp, Inc. (the “Company”) issued a press release announcing the restatement of its first quarter 2004 earnings. The Company is furnishing the press release as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
By:	/s/ JAMES A. WHITE
James A. White
Executive Vice President - Chief Financial Officer

Dated: June 24, 2004

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 24, 2004

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